UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

Bulova Technologies Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-9358	83-0245581
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Id #)

2409 N Falkenburg Road Tampa, Florida 33619
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (727) 536-6666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors of the Company, held on July 30, 2013, the Board of Directors of the Company was expanded to include William McMillen, Lynn Shapiro and Craig Schnee.

Mr. McMillen is a highly experienced professional with more than forty years’ experience as a successful principal, board member, chief executive officer and chief financial officer in a variety of industries. He has provided both strategic and operational direction to middle market companies.

Mr. Schnee serves currently as the Company’s General Counsel. His more than thirty years’ professional career experiences include a variety of senior positions with several defense industry companies ranging from small start-up companies to public Fortune 500 companies.

Ms. Shapiro is an experienced entrepreneur and business consultant. For the past several years she has devoted much of her professional energies to equipment finance and marketing. She previously has owned and managed an event/planning/marketing firm and is a Past Director of the WISH Women in the House and Senate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bulova Technologies Group, Inc.

(Registrant)

Date: October 10, 2013	By:	/s/Stephen L Gurba
		Name:	Stephen L Gurba
		Title:	Chief Executive Officer and President